EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-179460) of Twin Cities Power Holdings, LLC and Subsidiaries of our report dated March 27, 2015, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2014.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 27, 2015